Exhibit 99.1

FOR IMMEDIATE RELEASE

American Realty Capital Healthcare Trust

Announces Common Stock Distribution for November 2014

New York, New York, October 30, 2014 — American Realty Capital Healthcare Trust, Inc. (“ARC Healthcare”) (NASDAQ: HCT) announced today that, pursuant to the prior authorization of its board of directors, on November 17, 2014 ARC Healthcare will pay a distribution of $0.056666667 per share to stockholders of record at the close of business on November 10, 2014. The payment is being made on the 17th because the 15th is not a business day.

About ARC Healthcare

ARC Healthcare is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market, focused on acquiring and owning a balanced and diversified portfolio of medical office buildings, seniors housing and select hospital and post-acute care properties. Additional information about ARC Healthcare can be found on its website at www.archealthcaretrust.com. ARC Healthcare may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of ARC Healthcare’s Annual Report on Form 10-K filed on February 26, 2014. Further, forward-looking statements speak only as of the date they are made, and ARC Healthcare undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts
Anthony J. DeFazio	Edward F. Lange, Jr., CFO and COO
DDCworks	American Realty Capital Healthcare Trust, Inc.
tdefazio@ddcworks.com	elange@arlcap.com
Ph: (484) 342-3600	Ph: (212) 415-6500

Andrew G. Backman, Managing Director
Investor Relations / Public Relations
abackman@rcscapital.com
Ph: (917) 475-2135